         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549


                             FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported) August 8, 2001



                     NICHOLAS FINANCIAL, INC.
      (Exact name of registrant as specified in its Charter)




     British Columbia, Canada          333-08407        8736-3354
  (State or Other Jurisdiction of    (Commission    (I.R.S. Employer
   Incorporation or Organization)     File Number)   Identification No.)

  2454 McMullen Booth Road, Building C
         Clearwater, Florida                            33759
(Address of Principal Executive Offices)              (Zip Code)



                          (813) 726-0763
       (Registrant's telephone number, Including area code)


                          Not applicable
  (Former name, former address and former fiscal year, if changed since last report)


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Item 5.   Other Events

     On August 7, 2001 The Board of Directors of Nicholas Financial, Inc. (the "Company") declared a two-for-one stock split on the Company's outstanding shares of common stock, payable in the form of a 100% stock dividend on September 10, 2001 to shareholders of record as of the close of business on August 28, 2001.

     In addition, on August 7, 2001, the Board of Directors of the Company approved the Company's second stock repurchase plan. This plan authorizes the repurchase of up to 5% of the Company's outstanding common stock, or approximately 250,000 shares, as adjusted to reflect the aforementioned two-for-one stock split. This authorization is in addition to the original September 23, 1998 repurchase authorization of 120,000 shares (5% of the Company's outstanding common stock at that time), which, as of August 7, 2001, had been completely utilized. The repurchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. All purchases are subject to the availability of shares at prices which are acceptable to management of the Company and, accordingly, there is no guarantee as to the timing or the number of shares to be repurchased.

     A copy of the Company's press release announcing the foregoing actions is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.



Item 7.                        Financial Statements and Exhibits

 (c)                           Exhibits

    Exhibit No.                Description of Document

    99.1 Press release dated August 8, 2001 issued by the registrant


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                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                    NICHOLAS FINANCIAL, INC.
                          (Registrant)


  Date: August 8, 2001          /s/ Peter L. Vosotas
                                ------------------------------
                                Peter L. Vosotas
                                Chairman,   President,   Chief
                                Executive Officer(Principal
                                Executive Officer)


  Date: August 8, 2001         /s/ Ralph T. Finkenbrink
                               ------------------------------
                               Ralph T. Finkenbrink
                               (Principal  Financial Officer  and
                               Accounting Officer)


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                         Exhibit Index


Exhibit No.

99.1           Press Release, dated August 8, 2001


                     FOR IMMEDIATE RELEASE


Nicholas               Contact:Ralph Finkenbrink          NASDAQ: NICK
                               Sr. Vice President, CFO
Nicholas Financial, Inc.       Ph # - 727-726-0763
Corporate Headquarters

2454 McMullen-Booth Rd.        Epoch Financial Group, Inc.
Building C, Suite 501          Todd Atenhan or Valerie Kimball
Clearwater, FL 33759           Ph # - 888-917-5109

                                    Web site:www.nicholasfinancial.com


         NICHOLAS FINANCIAL ANNOUNCES 2-for-1 STOCK SPLIT
                 & SECOND STOCK REPURCHASE PROGRAM


August 8, 2001 - Clearwater, Florida - Nicholas Financial, Inc. (Nasdaq, NICK), today announced that its Board of Directors has declared a two-for-one stock split on the Company's outstanding shares of common stock, payable in the form of a 100% stock dividend, on September 10, 2001 to shareholders of record as of the close of business on August 28, 2001.

Nicholas also announced today that its Board of Directors has approved the Company's second stock repurchase plan. The plan authorizes the repurchase of up to 5% of the Company's outstanding common stock, or approximately 250,000 shares, as adjusted to reflect the aforementioned two-for-one stock split. This authorization is in addition to the original September 23, 1998 repurchase authorization of 120,000 shares (5% of the Company's outstanding common stock at that time), which, as of August 7, 2001, had been completely utilized.

The repurchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. All purchases are subject to the availability of shares at prices which are acceptable to management of the Company and, accordingly, there is no guarantee as to the timing or the number of shares to be repurchased.

Commenting on the Company's stock split, Peter L. Vosotas, Chairman, CEO and President noted, "Our strong capital position and continued confidence in our earnings capability played a large part in our decision to implement a stock split, which we believe will enhance our market liquidity."

The Company has approximately 2,500,000 shares of common stock outstanding. As a result of the stock dividend, the Company will have approximately 5,000,000 shares of common stock outstanding.

Founded in 1985, with assets of $69 million at June 30, 2001, Nicholas Financial is one of the largest publicly traded specialty auto finance companies based in the Southeast. The Company operates 21 full service Business Development Centers throughout Florida, Georgia and North Carolina. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our website at www.nicholasfinancial.com.


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Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including risks detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year ended March 31, 2001. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.


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